UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 or 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): April 8, 2013

Independent Bank Group, Inc.

(Exact Name of Registrant as Specified in Charter)

Texas	001-35854	13-4219346
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1600 Redbud Boulevard, Suite 400

McKinney, TX 75069-3257

(Address of Principal Executive Offices) (Zip code)

Registrant’s telephone number, including area code: (972) 562-9004

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Information.

On April 8, 2013, Independent Bank Group, Inc., a Texas corporation (the “Company”), consummated its initial public offering of its capital stock (the “Offering”). In the Offering, the Company sold a total of 3,680,000 shares of its Common Stock, $0.01 par value per share (the “Shares”), including 480,000 shares sold pursuant to the exercise of the option to acquire additional shares that the Company had granted to the underwriters of the Offering. The price to the public in the Offering was $26.00 per share, and the aggregate net proceeds of the Offering to the Company were approximately $87.0 million, after the underwriters’ commissions and estimated offering expenses.

Item 9.01. Financial Statements and Exhibits.

Exhibit 99.1—A copy of the press release made by the Company to announce the consummation of the Offering is included herewith as Exhibit 99.1.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: April 8, 2013

INDEPENDENT BANK GROUP, INC.

By:	/s/ David R. Brooks
Name:	David R. Brooks
Title:	Chairman and Chief Executive Officer